UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2019

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000		98164
Seattle,	WA
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (206) 701-2000
None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRAY	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.02. Termination of a Material Definitive Agreement.
In connection with the consummation of the Merger (as defined below), on September 25, 2019, Cray Inc., a Washington corporation (“Cray”), terminated all commitments under that certain Amended and Restated Credit Agreement, dated January 7, 2016, between Cray and Wells Fargo, National Association, as amended (the “Credit Agreement”). No loans were outstanding under the Credit Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On September 25, 2019, pursuant to and subject to the terms of the Agreement and Plan of Merger, dated as of May 16, 2019 (the “Merger Agreement”), by and among Hewlett Packard Enterprise Company, a Delaware corporation (“HPE”), Canopy Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of HPE (“Merger Sub”), and Cray, Merger Sub merged with and into Cray (the “Merger”) with Cray continuing as the surviving corporation (the “Surviving Corporation”). Upon completion of the Merger, Cray became a wholly-owned subsidiary of HPE.
Pursuant to and subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Cray (“Cray Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding shares of Cray Common Stock (i) owned by Cray as treasury stock or by HPE or Merger Sub, which shares were canceled and have ceased to exist, (ii) held by any wholly-owned subsidiary of Cray or HPE (other than Merger Sub), and (iii) that are restricted shares of Cray Common Stock underlying any Cray restricted stock award, which were converted as described below), was automatically canceled and converted into the right to receive $35.00 per share in cash, without interest thereon, subject to any required withholding taxes (the “Merger Consideration”).
Pursuant to and subject to the terms of the Merger Agreement, each Cray stock option that was vested as of immediately prior to the Effective Time was canceled in exchange for an amount in cash equal to, for each share of Cray Common Stock underlying such option, the excess of the Merger Consideration over the exercise price per share, less applicable tax withholding, and each Cray stock option that was unvested as of the Effective Time was converted into an HPE stock option and otherwise remained subject to the same terms and conditions (in each case, other than Cray stock options with exercise prices equal to, or greater than, the Merger Consideration, which were canceled for no consideration). Each Cray restricted stock unit that was vested as of immediately prior to the Effective Time was canceled in exchange for an amount in cash equal to the Merger Consideration, less applicable tax withholding, and each Cray restricted stock unit that was unvested as of the Effective Time was converted into an HPE restricted stock unit and otherwise remained subject to the same terms and conditions. Each Cray performance-based restricted stock unit award was converted into an HPE restricted stock unit award (and for purposes of such conversion, the number of shares of Cray Common Stock underlying the award equaled 50% of the number of shares covered by the award immediately prior to the Effective Time) which generally vests based on continued service through the one-year anniversary of the Effective Time. Each Cray restricted stock award that was then-outstanding and unvested and that was held by a nonemployee director of Cray vested, was canceled and was converted into the right to receive an amount of cash from the Surviving Corporation equal to the product of the total number of shares of Cray Common Stock then underlying such Cray restricted stock award multiplied by the Merger Consideration, less applicable tax withholding.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Cray’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 17, 2019, and which is incorporated herein by reference.
The information set forth in Item 5.01 below is incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the completion of the Merger, on September 25, 2019, Cray notified The Nasdaq Global Select Market (“Nasdaq”) that each share of Cray Common Stock issued and outstanding immediately prior to the Effective Time (except as described above) was converted into the right to receive the Merger Consideration, and requested that Nasdaq file with the SEC an application on Form 25 to delist Cray Common Stock. As of the open of business on September 25, 2019, Cray Common Stock, which traded under the symbol “CRAY”, ceased trading on Nasdaq. Additionally, Cray intends to file with the SEC a certification and notice of termination on Form 15 with respect to Cray Common Stock, requesting that such stock be deregistered under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and that the reporting obligations of Cray with respect to Cray Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.
The information set forth in Items 2.01 and 3.01 above and Item 5.01 below is incorporated herein by reference.
Item 5.01. Changes in Control of Registrant.
A change in control of Cray occurred on September 25, 2019, upon the effectiveness of the Merger.
The Merger Consideration, and the amounts described above with respect to applicable Cray stock options, Cray restricted stock units and Cray restricted stock awards, resulted in an aggregate amount payable (net of acquired cash and without giving effect to HPE’s related transaction fees and expenses) of approximately $1.4 billion. The transaction was funded by HPE from cash on hand, existing financing facilities and/or debt financing.
The information set forth in Items 2.01 and 3.01 above and Item 5.02 below is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation.  The following members of Cray’s board of directors resigned effective as of the Effective Time: Peter J. Ungaro, Prithviraj Banerjee, Catriona M. Fallon, Stephen E. Gold, Stephen C. Kiely, Sally G. Narodick, Daniel C. Regis, Max L. Schireson and Brian V. Turner. These resignations were not a result of any disagreement between Cray and the directors on any matter relating to Cray’s operations, policies or practices. Also at the Effective Time and pursuant to the terms of the Merger Agreement, the officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation.
The disclosure set forth in Item 2.01 is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
In connection with the completion of the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, each of the articles of incorporation of Cray and the bylaws of Cray was amended and restated in its entirety. The Amended and Restated Articles of Incorporation of Cray Inc. and the Amended and Restated Bylaws of Cray Inc. are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of May 16, 2019, by and among Hewlett Packard Enterprise Company, Cray Inc. and Canopy Merger Sub, Inc. (incorporated by reference from Exhibit 2.1 to Cray’s Current Report on Form 8-K filed with the SEC on May 17, 2019).

3.1	Amended and Restated Articles of Incorporation of Cray Inc.

3.2	Amended and Restated Bylaws of Cray Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 25, 2019

Cray Inc.

By:	/s/ SERGIO LETELIER
Sergio Letelier President and Secretary